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                                                                    EXHIBIT 10.1


                                 EMPLOYMENT AGREEMENT

         THIS AGREEMENT dated as of November ___, 1996 by and between TEARDROP GOLF COMPANY, a Delaware corporation, with its principal offices located at 32 Bow Circle, Building #1, Hilton Head, South Carolina 29928 (the "Company"), and RUDY A. SLUCKER, having an address at 66 Duffield Drive, South Orange, New Jersey 07079 (the "Executive").

                                   R E C I T A L S:

         WHEREAS, the Executive has performed and will continue to perform valuable services for the Company;

         WHEREAS, the Executive is willing to serve as the Chairman of the Board, Chief Executive Officer and President of the Company; and

         WHEREAS, the Company desires to retain the Executive as the Chairman of the Board and Chief Executive Officer and President of the Company on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.  DEFINITIONS

    As used in this Agreement, the following terms shall have the meanings set forth below:

    1.1  "BASIC SALARY" shall have the meaning assigned to that term in Section
5.1 of this Agreement.

    1.2 "BOARD" shall mean the Board of Directors of the Company as duly constituted from time to time.

    1.3 "BUSINESS" shall mean the business of designing, developing and marketing premium golf clubs conducted by the Company.

    1.4  "CAUSE" shall mean any of the following:

         (a)  If the Executive engages in fraud or embezzlement; or

         (b) The commission by the Executive of a material breach of any of the provisions of this Agreement, on his part to be performed (including material breach of the representation and warranty of Section 9); or

         (c) The continuing willful failure of the Executive to perform the Duties to the Company (other than any such failure resulting from the Executive's incapacity due to

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Disability) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Board.

         For purposes of this subparagraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

    1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

    1.6 "COMMENCEMENT DATE" shall be the date that the Company's registration statement on Form SB-2 is declared effective by the United States Securities and Exchange Commission.

    1.7 "CONFIDENTIAL INFORMATION" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, manufacturing and advertising know-how, possible acquisition information and other business affairs of the Company, which (i) is or are designed to be used in, or are or may be useful in connection with the Business, or which results from any of the research or development activities of the Business, or (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by the Executive, or (iii) gives the Company an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

    1.8 "DISABILITY" shall mean the inability of the Executive to perform the Executive's Duties for the Company pursuant to the terms of this Agreement, because of physical or mental disability, where such disability shall have existed for a period of more than 180 days in any 365 day period. The existence of a Disability means that the Executive's mental and/or physical condition substantially interferes with the Executive's performance of his Duties for the Company as specified in this Agreement. The fact of whether or not a Disability exists hereunder shall be determined by appropriate medical experts selected by the Board.

    1.9 "DUTIES" shall have the meaning assigned to that term in Section 2.1 of this Agreement.

    1.10 "EMPLOYMENT YEAR" shall mean each twelve-month period, or part thereof, during which the Executive is employed hereunder, commencing on the Commencement Date and ending on the same day of the subsequent calendar year.

    1.11 "TERM DATE" shall be the date on which the Term expires if during the period of the initial Term or the date that the Renewal Term expires if during the period of the Renewal Term.


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    1.12.  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

    1.13 "TERM" shall have the meaning assigned to that term in Section 3 of this Agreement and any renewals thereof as provided for in Section 7 of this Agreement.

    1.14  "RENEWAL TERM" shall have the meaning assigned to that term in
Section 7 of this Agreement.

    Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2.  EMPLOYMENT AND DUTIES OF THE EXECUTIVE

         The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company upon the terms and conditions hereinafter provided. During the Term, the Executive agrees to serve as President, Chief Executive Officer and Chairman of the Board of Directors of the Company and will have such powers and duties as are commensurate with such position and as may be conferred upon him by the Board. The Executive shall devote substantially all of his business time, attention, skill and efforts to his duties of Chairman of the Board, Chief Executive Officer and President of the Company and to such other duties as are assigned to him from time to time by the Board except to the extent specifically authorized by Board.

3.  TERM OF EMPLOYMENT

    The employment of the Executive pursuant to this Agreement shall be for the period of three (3) years (the "Term") commencing on the Commencement Date, unless renewed pursuant to Section 7 or sooner terminated pursuant to Section 8.

4.  COMPENSATION AND BENEFITS

    The Company shall pay the Executive, as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon the Executive during the Term, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement; provided, however, that no compensation shall be paid to the Executive under this Agreement for any period subsequent to the termination of employment of the Executive for any reason whatsoever, except as provided in Section 8.


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5.  BASIC SALARY/BONUS

    5.1 BASIC SALARY. The Company shall pay the Executive, as compensation for all of the services to be rendered by him hereunder during each Employment Year, a salary of $175,000 per Employment Year (as adjusted upward by the Company from time to time) (the "Basic Salary"), payable in substantially equal payments no less frequently than monthly, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for the Executive contributions to welfare benefits provided by the Company to the Executive and such other deductions or amounts, if any, as are authorized by the Executive. The Basic Salary shall be prorated for the month in which employment by the Company commences or terminates, and for any Employment Year which is less than twelve (12) months in duration. The Basic Salary may be increased from time to time by the Company and, once increased, shall not thereafter be reduced.

    5.2  BONUSES.

              (a) The Executive shall be entitled to a performance bonus payable upon the completion of the Company's audited year-end financial statements for each fiscal year commencing with the year ended December 31, 1997, equal to 10% of the Company's net income for such year before income tax and before giving effect to any bonuses paid hereby. This bonus shall be paid by (a) multiplying .10 by the pretax net income of the Company (the "Bonus Amount") without giving effect to the bonus, (b) paying in cash to Executive an amount subtracting that amount necessary to pay the income tax liability that Executive will incur as a result of receiving such bonus, and paying such amount (the "Cash Payment") equal to fifty (50%) of the Bonus Amount in cash to Executive and (c) issuing to Executive that number of shares of Common Stock derived by dividing (i) the remaining fifty (50%) percent of the Bonus Amount less the amount of the Cash Payment by (ii) the lowest last sale price of the Common Stock as reported on Nasdaq during the final three months of the fiscal year. At the discretion of the Board, the entire Bonus Amount may be paid in cash. The Executive shall be entitled to receive such other bonuses at the discretion of the Board, which bonuses shall be based on performance criteria established by the Board.

              (b) In the event that there is a sale of the Company or substantially all of the assets of the Company or a merger in which the Company is not the surviving corporation or in which the then current Board of Directors does not continue to control a majority of seats on the Board of Directors (a "Capital Transaction") which involves aggregate consideration equal to or greater than Twenty-Five Million ($25,000,000) Dollars, the Executive shall be entitled to a bonus equal to the greater of (i) Two Hundred and Fifty Thousand ($250,000) Dollars and (ii) 10% of the excess consideration over Twenty-Five Million ($25,000,000) Dollars.

         (c) In the event that any payment or benefit received or to be received by the Executive in connection with a Capital Transaction of the Company ("Total Payments") would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder by the Company, an affiliate or other person making such payment or providing such benefit, at the sole discretion of the Executive the payments and benefits hereunder may be reduced until no portion of the Total Payments is not deductible, or the payments and benefits hereunder are reduced to zero. Such reduction may be effected by extending the date the payment would otherwise be due by not more than one year or by decreasing the amount of the payment or benefit otherwise due and payable. No portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Executive and acceptable to the Company's independent auditors, is not likely to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and the payments hereunder shall be reduced only to the extent necessary so that, in the opinion of tax counsel referred to above, the Total Payments in their entirety are likely to constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not likely to be subject to disallowance as deductions; and the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.


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6.  ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

    6.1 ADDITIONAL BENEFITS. The Company shall provide the following additional benefits to the Executive during the Term:

    (i) all benefits consistent with current benefits of executives of the Company;

    (ii) the lease by the Company for use by the Executive (or the Company shall reimburse the Executive for these payments if the lease is in his name) of an automobile such lease payments not to exceed $1,000 a month (in addition to the payment by the Company of insurance and other expenses relating thereto) and

    (iii) such other benefits as the Board shall lawfully adopt and approve for the Executive.

    6.2 REIMBURSEMENT FOR EXPENSES. The Company shall pay or reimburse the Executive for all reasonable business expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires the Executive to travel on business during the Term, the Executive shall be reimbursed for any travel expenses in accordance with this
Section 6.2.

7.  RENEWAL OF TERM

    If the Executive's employment hereunder has not previously been terminated in accordance with Section 8 hereof, then the Term shall be extended for additional periods of one (1) year (the "Renewal Term"), unless either the Board or the Executive provides written notice ninety (90) days or more prior to the end of the Term that this Agreement will not be extended. The rights of termination set forth in Section 8 shall be applicable during any such extended term.

8.  TERMINATION OF EMPLOYMENT

    8.1 DEATH. If the Executive dies during the Term, his employment under this Agreement shall automatically terminate on the date of his death and no further compensation shall be due hereunder to the Executive or the Executive's estate.

    8.2 DISABILITY. If, during the Term, the Executive has a Disability, the Company may, at any time after the Executive has a Disability, terminate the Executive's employment by written notice to him. In the event that the Executive's employment is terminated as a result of a Disability, the Executive shall cease to receive any further compensation hereunder, except to the extent provided under the benefit plans of the Company.


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    8.3  VOLUNTARY TERMINATION.  If the Executive terminates his employment with the Company at any time during the term of this Agreement, he shall be deemed to have been terminated by the Company for Cause and shall be subject to the provisions of Section 8.4 hereof.

    8.4 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment hereunder for Cause at any time by written notice given to the Executive by the Board. If the Executive's employment is terminated for Cause, he shall be entitled to receive only the portion of his Basic Salary accrued and not theretofore paid to him and reimbursement for any expenses properly incurred by the Executive and supported by appropriate vouchers, which expenses have been incurred prior to the date of such termination and not theretofore reimbursed. Except as set forth in the immediately preceding sentence, all of the Executive's rights to compensation hereunder shall be terminated.

    8.5 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment hereunder without Cause upon written notice to the Executive within ninety (90) days of the Term Date. The Executive shall be entitled to receive, in lieu of any other compensation hereunder, any cash bonus which had been awarded to the Executive by the Board but had not yet been paid. If the Company terminates the Executive's employment hereunder without Cause at any time prior to the Term Date, the Executive shall be entitled to receive the Basic Salary unpaid through the Term Date, payable in such installments as set forth in Section 5.1 and any bonuses to which the executive may have been entitled under Section 5.2 during the term of this Agreement (inclusive of the fiscal year ending December 31, 1999), whether or not executive is employed by the Company at the relevant time of any event or milestone that triggers the payment of the bonus. In addition, the Company shall reimburse the Executive for any expenses properly incurred by the Executive and supported by proper vouchers, which expenses have been incurred prior to the date of such termination and not theretofore reimbursed.

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9.  REPRESENTATION AND WARRANTY BY THE EXECUTIVE

    The Executive hereby represents and warrants to the Company, the same being part of the essence of this Agreement, that, as of the Commencement Date, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, which would in any way restrict or prohibit him in any material way from undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

10. CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

    10.1 ACKNOWLEDGMENT OF CONFIDENTIALITY. The Executive understands and acknowledges that he may obtain Confidential Information during the course of his employment by the Company. The Executive further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Company. Accordingly, the Executive agrees that he shall not, during the Term or for three years thereafter, (i) use or disclose any such Confidential Information outside the Company, (ii) publish any works, speeches or articles with respect thereto; or (iii) except as required in the proper performance of his services hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of the Company.

         The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by the Executive of his obligations under this Section 10).

         In the event the Executive is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, to the extent that he is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

    10.2 DELIVERY OF MATERIAL. The Executive shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business, and all property associated therewith, which he may then possess or have under his control.

    10.3 CUSTOMER AND VENDOR LISTS. The Executive acknowledges that (i) all lists of customers and vendors of the Company developed during the course of the Executive's employment and/or by the Company are and shall be the sole and exclusive property of the Company and the Executive further acknowledges and agrees that he neither has nor shall have any personal right, title or interest therein; (ii) such lists are and must continue to be confidential; and (iii) such lists are not readily accessible to competitors of the Company.


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    10.4  IDEAS, PROGRAMS, ETC.  If, during the Term, the Executive invents or develops any ideas, vendor lists or the like, relating to or useful in connection with the Business, the same are and shall remain the property of the Company, and the Executive shall promptly deliver all copies of the same to the Company, assign his interest therein to the Company and execute such documents as the Company's counsel may request to convey title thereof to the Company. The Executive shall not be entitled to any compensation, other than as provided in this Agreement, for carrying out his obligations to the Company under this
Section 10.4 or any other subsection of this Section 10.

    10.5 EXTENSION OF SECTION 10. All of the provisions of Section 10 shall be deemed to be applicable to all Confidential Information and to all ideas, programs, etc., as referred to in Section 10.4, to which the Executive may have obtained access or which he may have invented or developed during his employment by the Company.

11. COMPETITIVE ACTIVITY

     The Executive shall not engage, directly or indirectly in any Competitive Activity for a period of two (2) years after the termination of Executive's employment with the Company, provided however, that if the Executive is terminated without cause as defined in Section 8.5 hereof, he will not be subject to the provisions of this Section 11. For purposes of this Agreement, Executive shall be considered to have engaged in a "Competitive Activity" if
Executive:

    (i) directly or indirectly, takes any action or engages, or participates in or within or becomes interested in or associated with any Person that is engaged or becomes engaged in a business which is similar to the Business;

    (ii) retains as an employee, consultant or otherwise, or hires or offers employment to, any person whom the Company engages as an employee, consultant or otherwise, where such engagement by the Company relates to the Business.

    (iii) otherwise interferes with the relationships between the Company and its employees, customers or suppliers.

12. DISPUTES AND REMEDIES

    12.1 WAIVER OF JURY TRIAL. The Executive and the Company hereby waive the right to a trial by jury in the event of any dispute which arises under this Agreement.

    12.2 INJUNCTIVE RELIEF. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 8.4 or 10, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

         (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by the Executive that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

         (ii) the right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, increments, things of value or other benefits, derived or received by the Executive as the result of any acts or transactions constituting a breach of any of the provisions of Sections 8.4 or 10 of this Agreement, and the


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         Executive hereby agrees to account for and pay over all such compensation, profits, monies, increments, things of value or other benefits to the Company.

    12.3 PARTIAL ENFORCEABILITY. If any provision contained in Sections 8.4 or 10, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of the Executive's agreements, covenants and undertakings, or the other restrictions which he has accepted, in Sections 8.4 or 10, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

    12.4 INTENTION OF PARTIES. It is distinctly understood and agreed that the confidentiality, proprietary right and restrictive covenant provisions of this Agreement have been accepted and agreed to by the Executive in contemplation of this Agreement. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Sections 8.4 or 10 of this Agreement shall be enforced as written and to the fullest extent possible.

    12.5  ADJUSTMENT OF RESTRICTIONS.  Despite the prior provisions of this
Section 11, if any covenant or agreement contained in Sections 8.4 or 10, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination shall have the power to reduce the duration or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

13. SURVIVAL

    The provisions of Sections 8, 9, 10, 11, 12 and this Section 13 shall survive termination of this Agreement and remain enforceable according to their terms.

14. SEVERABILITY

    The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

15. NOTICES

    All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:


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         IF TO THE COMPANY:

         TearDrop Golf Company
         32 Bow Circle, Building # 1
         Hilton Head Island, South Carolina 29928

         IF TO THE EXECUTIVE:

         Rudy A. Slucker
         66 Duffield Drive
         South Orange, New Jersey 07079

    By notifying the other parties in writing, given as aforesaid, any party may from time to time change his or its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to any party.

16. ASSIGNMENT AND SUCCESSORS

    Neither this Agreement nor any of his rights or Duties hereunder may be assigned or delegated by the Executive. This Agreement may not be assigned by the Company without the consent of the Executive except to any successor in interest which takes over all or substantially all of the business of the Company as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

17. ENTIRE AGREEMENT, WAIVER AND OTHER

    17.1. INTEGRATION. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

    17.2. NO WAIVER. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by the Executive with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.


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         The Executive shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by the Executive reduce his obligations under this Agreement.

         This Agreement may not be supplemented or rescinded except by instrument in writing signed by the parties hereto after the date hereof. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein. No waiver of any provision of this Agreement or any amendment of this Agreement shall be binding upon the Company unless approved by the Board.

18. GOVERNING LAW

    This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of New Jersey, without regard to conflicts of laws principles.

19. HEADINGS

    The Section and subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, to be effective as of the Commencement Date.

                                       TEARDROP GOLF COMPANY



                                       By:
                                            -------------------------
                                       Name:
                                       Title:






                                        -----------------------------
                                       Rudy A. Slucker


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